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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2000

                             BEAZER HOMES USA, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                     58-2086934
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


       5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342
              (Address of principal executive offices) (Zip code)

                                 (404) 250-3420
               (Registrant's telephone number including area code)



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Item 5.  Other Events

         On December 19, 2000 Beazer Homes USA, Inc. closed a $75 million four-year term loan with a group of banks, led by Bank One as agent. The term loan matures in December 2004 and bears interest at a fluctuating rate based upon LIBOR or the corporate base rate of interest announced by Bank One.

         The term loan is being used to refinance and extend the term on a portion of the debt currently outstanding under Beazer's revolving credit facility. The term loan agreement is attached as an exhibit hereto and made a part hereof.

Item 7. Financial Statements and Exhibits

(c) Exhibits

         99. Term Loan Agreement dated December 19, 2000 between Beazer Homes USA, Inc. and Bank One, NA as agent and Guaranty Federal Bank, F.S.B. and Wachovia Bank, NA as co-agents (filed herewith).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Beazer Homes USA, Inc.

Decenber 22, 2000             By:  /s/ David S. Weiss
---------------------            -----------------------------------------------
Date                               David S. Weiss, Executive Vice President and
                                   Chief Financial Officer